UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2026

Range Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42448	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Main Street Cold Spring Harbor New York	11724
(Address of principal executive offices)	(Zip Code)

(631) 246-0360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one Right	RANGU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	RANG	The Nasdaq Stock Market LLC
Rights, each Right to acquire one-tenth (1/10) of one Ordinary Share	RANGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Supplement to the Definitive Proxy Statement

On May 5, 2026, Range Capital Acquisition Corp. (the “Company”) filed a definitive proxy statement (the “definitive proxy statement”) for the solicitation of proxies in connection with an extraordinary general meeting of the Company’s shareholders to be held on June 18, 2026 (the “Extraordinary General Meeting”) to consider and vote on, among other proposals, a proposal to amend the date by which the Company must (1) consummate an initial merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination with one or more businesses (a “business combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such business combination, and (3) redeem all of the ordinary shares of the Company, par value $0.0001 per share (the “ordinary shares”) included as part of the units sold in the Company’s initial public offering (such ordinary shares, the “Public Shares”) that was consummated on December 23, 2024 (the “IPO”), to 24 months from the closing of the IPO, or such earlier date as determined by the board of directors of the Company (the “Extension”).

The Company has determined to modify the terms of the potential Extension, to extend the date by which the Company has to consummate an initial business combination from 18 months from the IPO (the “Termination Date”) to up to 27 months from the IPO, by electing to extend the date to consummate an initial business combination on a monthly basis for up to nine times by an additional one month each time after the Termination Date, until 27 months from the IPO, or a total of up to nine months after the Termination Date, or such earlier date as determined by the board of directors (the “Board”), unless the closing of the Company’s initial business combination shall have occurred, provided that Range Capital Acquisition Sponsor, LLC (the “Sponsor”) (or its affiliate or permitted designees) will deposit into a trust account established for the benefit of the Company’s public shareholders (the “Trust Account”) an amount determined by multiplying $0.03 by the number of public shares outstanding following any redemptions of public shares effected in connection with the Extraordinary General Meeting, up to a maximum of $60,000, for each such one-month extension, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination, and to reduce the liquidation and dissolution expenses that can be deducted from the interest earned on the funds held in the Trust Account from $100,000 to $20,000. Accordingly, the Company has determined to amend and supplement the definitive proxy statement as described in this Current Report on Form 8-K (the “Proxy Supplement”).

AMENDMENT AND SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The Company is providing additional information to its shareholders, as described in this Current Report on Form 8-K. These disclosures should be read in connection with the definitive proxy statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the definitive proxy statement, the information set forth herein shall supersede or supplement the information in the definitive proxy statement. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement and all page references are to pages in the definitive proxy statement. The Company makes the following amended and supplemental disclosures:

1.

Certain disclosure on page 1 of the Letter to Shareholders, page 1 of the Notice of Extraordinary General Meeting, and page 2 of the definitive proxy statement is hereby amended and restated to read as follows:

Proposal No. 1 — The Extension Amendment Proposal — to amend, by way of special resolution, the Company’s amended and restated memorandum and articles of association (as amended, the “Articles”) as provided by the resolution in the form set forth on Annex A to the accompanying Proxy Statement (the “Extension Amendment” and, such proposal, the “Extension Amendment Proposal”) to (A) amend the date by which the Company must (1) consummate an initial merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination with one or more businesses (a “business combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such business combination, and (3) redeem all of the ordinary shares of the Company, par value $0.0001 per share (the “ordinary shares”) included as part of the units sold in the Company’s initial public offering (such ordinary shares, the “Public Shares”) that was consummated on December 23, 2024 (the “IPO”), to up to 27 months from the closing of the IPO (the “Amended Date”), or such earlier date as is determined by our board of directors (the “board”), in its sole discretion, to be in the best interests of the Company (the “Amendment”), provided that Range Capital Acquisition Sponsor, LLC (the “Sponsor”) (or its affiliate or permitted designees) will deposit into a trust account established for the benefit of the Company’s public shareholders (the “Trust Account”) an amount determined by multiplying $0.03 by the number of public shares outstanding following any redemptions of public shares effected in connection with the Extraordinary General Meeting, up to a maximum of $60,000, for each such one-month extension, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination, and (B) reduce the liquidation and dissolution expenses that can be deducted from the interests earned on the funds held in the Trust Account from $100,000 to $20,000.

2.

Certain disclosure on page 2 of the Letter to Shareholders, page 3 of the Notice of an Extraordinary General Meeting and page 18 of the definitive proxy statement is hereby amended and restated to read as follows:

Based upon the amount in the Trust Account as of May 21, 2026, which was approximately $122,173,834.12, we anticipate that the per-share price at which Public Shares will be redeemed from cash held in the Trust Account will be approximately $10.62 at the time of the Extraordinary General Meeting (before deduction of taxes payable, if any). The closing price of the Public Shares on NASDAQ on May 21, 2026 the most recent practicable closing price prior to the mailing of this Proxy Statement, was $10.62. We cannot assure shareholders that they will be able to sell their shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our securities when such shareholders wish to sell their shares.

3.	Certain disclosure on page 1 of the Letter to Shareholders, and page 1 of the Notice of an Extraordinary General Meeting is hereby amended and restated to read as follows:

The purpose of the Extension Amendment is to allow us more time to complete an initial business combination. The Articles currently provide that we have until June 23, 2026, the date that is 18 months from the consummation of our initial public offering, or such earlier date as may be determined by our board, to complete our initial business combination. Our board has determined that it is in the best interests of the Company to seek a modification of such language and have our shareholders approve the Extension Amendment Proposal to extend the date by which the Company must consummate a business transaction from 18 months to up to 27 months after the IPO (March 23, 2027), or such earlier date as may be determined by our board. provided that the Sponsor (or its affiliate or permitted designees) will deposit into the Trust Account an amount determined by multiplying $0.03 by the number of public shares outstanding following any redemptions of public shares effected in connection with the Extraordinary General Meeting, up to a maximum of $60,000, for each such one-month extension, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. The Company will file a Current Report on Form 8-K within four business days following the date of each monthly contribution to the Trust Account.

4.	Certain disclosure on page 2 of the definitive proxy statement is hereby amended and restated to read as follows:

Like many blank check companies, our Articles provide for the return of the funds held in the Trust Account to our Public Shareholders if we do not consummate a business combination on or before a certain date (in our case, June 23, 2026). Our board has determined that it is in the best interests of the Company to amend the Articles to revise the date we have to consummate a business combination to up to 27 months from the closing of the IPO, or such earlier date as is determined by our board, in its sole discretion, provided that the Sponsor (or its affiliate or permitted designees) will deposit into the Trust Account an amount determined by multiplying $0.03 by the number of public shares outstanding following any redemptions of public shares effected in connection with the Extraordinary General Meeting, up to a maximum of $60,000, for each such one-month extension, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination, in order to allow us and our board to evaluate, negotiate and enter into an initial business combination, and subsequently to allow our shareholders, to evaluate the initial business combination and for us to be able to potentially consummate the initial business combination, and is submitting the Extension Amendment Proposal described in this proxy statement for the shareholders to vote upon at the Extraordinary General Meeting.

5.	Certain disclosure on page 4 of the definitive proxy statement is hereby amended and restated to read as follows:

Q:	Why should I vote “FOR” the Extension Amendment Proposal?

A:

Our Articles currently provide that we have until June 23, 2026 to complete our initial business combination under its terms. Our Articles provide that if our shareholders approve an amendment to our Articles that would affect the substance or timing of our obligation to redeem all of our Public Shares if we do not complete our initial business combination before June 23, 2026, we will provide our Public Shareholders with the opportunity to redeem all or a portion of their Public Shares upon such approval at a per- share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Public Shares. We believe that this provision of the Articles was included to protect our shareholders from having to sustain their investments for an unreasonably long period if we failed to find a suitable business combination in the timeframe contemplated by the Articles.

The Extension Amendment Proposal would extend the date by which the Company must undergo a business combination or liquidate from June 23, 2026 to March 23, 2027, giving us more flexibility to act in the best interests of our shareholders. If you do not elect to redeem your Public Shares, you will retain the right to vote on any proposed initial business combination, in the future and the right to redeem your Public Shares in connection with such initial business combination.

6.	Certain disclosure on page 15 of the definitive proxy statement is hereby amended and restated to read as follows:

Our board has determined that it is in the best interests of the Company to extend this deadline to a date that is up to 27 months from the consummation of our initial public offering (March 23, 2027), or such earlier date as our board may determine. provided that the Sponsor (or its affiliate or permitted designees) will deposit into the Trust Account an amount determined by multiplying $0.03 by the number of public shares outstanding following any redemptions of public shares effected in connection with the Extraordinary General Meeting, up to a maximum of $60,000, for each such one-month extension, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. The Company will file a Current Report on Form 8-K within four business days following the date of each monthly contribution to the Trust Account.

7.	Certain disclosure on page 19 of the definitive proxy statement and page A-1 of Annex A of the definitive proxy statement is hereby amended and restated to read as follows:

“either (i) the Company does not consummate a Business Combination within 18 months after the date of the closing of the IPO, or such earlier time as the Board of Directors may approve, or such later time as the Shareholders may approve in accordance with these Articles, and the Company may extend such date by up to an additional nine months, to up to 27 months from the closing of the IPO, provided that the Sponsor (or its affiliate or permitted designees) will deposit into the Trust Account an amount determined by multiplying $0.03 by the number of public shares then outstanding, up to a maximum of $60,000, for each such one-month extension, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination, or (ii) a resolution of the Shareholders is passed pursuant to the Companies Act to commence the voluntary liquidation of the Company prior to the consummation of a Business Combination for any reason, the Company shall: (A) cease all operations except for the purpose of winding up; (B) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account (which interest shall be net of taxes payable and up to $20,000 of interest to pay liquidation and dissolution expenses) and not previously released to us pursuant to permitted withdrawals and to pay our taxes, if any, divided by the number of Public Shares then in issue, which redemption will completely extinguish public Shareholders’ rights as Shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (C) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Shareholders and the Directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and to the requirements of other Applicable Law; and ”

b) the first sentence of Article 187 (b) of the Company’s Amended and Restated Memorandum and Articles of Association be deleted in its entirety and replaced with the following new first sentence of Article 187 (a):

“any amendment to these Articles is made (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with an initial Business Combination or the Company’s obligation to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within up to 27 months after the date of the closing of the IPO, or:”

8.	Certain disclosure on the proxy card of the definitive proxy statement is hereby amended and restated to read as follows:

Proposal 1 - The Extension Amendment

To amend Range Capital Acquisition Corp.’s amended and restated certificate of incorporation (the “charter”) to extend the date by which Range Capital Acquisition Corp. to consummate a business combination (the “Extension”) from June 23, 2026 (the “Termination Date”) to up to March 23, 2027, or such earlier date as may be determined by the board of directors (the “Board”) of the Company (such later date, the “Extended Date”), provided that the Sponsor (or its affiliate or permitted designees) will deposit into the Trust Account an amount determined by multiplying $0.03 by the number of public shares outstanding following any redemptions of public shares effected in connection with the Extraordinary General Meeting, up to a maximum of $60,000, for each such one-month extension, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination.

Forward-Looking Statements

The foregoing Current Report on Form 8-K and the accompanying press release include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed early unwind of the Company, the estimated per-share redemption price and timing for redemptions and delisting of the Company’s securities. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the receipt of the requisite stockholder approval of the Extension Amendment Proposal. These forward-looking statements speak only as of the date of the foregoing communication, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE CAPITAL ACQUISITION CORP.

By:	/s/ Tim Rotolo
Name: Tim Rotolo Title: Chief Executive Officer

Date: May 22, 2026